                                                                   Exhibit 10.01

JEFFREY M. FORSTER (SBN 50519)
FORSTER & SEGAL
160 W. Santa Clara St., #1100
San Jose, CA 95113
Telephone: (408) 977-3137

Attorneys for Defendants
SILICON VALLEY RESEARCH, INC.


TED A. GALFIN (SBN 95142)
GALFIN & PASSON, LLP
Attorneys at Law
18101 Von Karman Avenue, Suite 1400
Irvine, California 92612-1043

Attorneys for Plaintiff
FINOVA TECHNOLOGY FINANCE, INC.


                   SUPERIOR COURT OF THE STATE OF CALIFORNIA

                             COUNTY OF SANTA CLARA



FINOVA TECHNOLOGY FINANCE, INC.              Case No: CV 780730

                  Plaintiff(s),              STIPULATION AND
                                             ORDER THEREON
v.

SILICON VALLEY RESEARCH, INC.

                  Defendant(s).
-------------------------------

     IT IS HEREBY STIPULATED by and between Plaintiff, FINOVA TECHNOLOGY FINANCE, INC. (hereinafter "FINOVA") and Defendant, SILICON VALLEY RESEARCH, INC. (hereinafter "SVR"), that they have reached a settlement in the above-captioned matter on the following terms and basis.

     1. The parties hereto desire to settle all matters and controversies between them, including the rights and obligations of the parties under the terms of a certain Equipment Lease entered into in or about September, 1995 (the "Lease") as it relates to certain computer equipment (the "Equipment").

     2. The parties have agreed that within five (5) days after the execution of this Stipulation, SVR shall deliver to FINOVA the sum of $25,000 by cashier's check or other immediately available funds.

     3. The parties agree that upon its receipt of the payment of the $25,000, FINOVA agrees to forbear from proceeding in the above-captioned litigation until August 3, 2000 (at which time the court has scheduled a status/settlement review hearing) in consideration for the payment of said $25,000.

     4. The parties acknowledge and agree that, after FINOVA's receipt of the sum of $25,000 from SVR as provided in Paragraph 2 above, the sum of $157,818.91 will remain due, owing and unpaid to FINOVA under the terms of the lease. Therefore, SVR agrees to pay to FINOVA the sum of $157,818.91, plus interest thereon at the rate of ten percent (10%) per annum accruing from and after April 16, 1999 through and including August 3, 2000, at which time the remaining balance of principal and interest shall be all due and payable, in full settlement of this matter. Upon timely payment of said sum, together with any accrued and unpaid interest thereon, FINOVA shall cause the above-referenced action to be dismissed in its entirety, with prejudice.

     5. A Request to Enter a Default Judgment was filed by FINOVA against SVR on May 27, 1999. The parties hereby stipulate that the default or SVR entered on May 27, 1999, shall be and it is hereby set aside.

     6. As stated above, credit shall be given to amounts due and owing by SVR to FINOVA for the $25,000 to paid upon execution of this Stipulation. Furthermore a sale of the Equipment has been undertaken and the sale amount is $1,700. SVR has procured the buyer and negotiated the sales price, which is acceptable to FINOVA, and said $1,700 shall also be credited against amounts due to FlNOVA by SVR as set out above. Said payment of $1,700 shall be in cashier's check or other immediately available funds and made payable to FINOVA TECHNOLOGY FINANCE, INC. Upon receipt of said payment, FINOVA shall forward a bill of sale for the leased Equipment pursuant to instructions from SVR.

     7. The Case Management Conference heard in Santa Clara County Superior Court on July 27, 1999 before Judge Leonard Sprinkles in Department 9 was attended by Jeffrey M. Forster on behalf of both parties. A new Status/Settlement Review Hearing has been set by the court on August 3, 2000, at 10:00 a.m., in Department 9 of this court, when this settlement should be finalized by the parties. Any other court appearances required by the parties to this action in Santa Clara Superior Court in the interim shall be made by Jeffrey M. Forster.

     8. It is agreed that upon the execution and filing of this Stipulations, counsel for SVR shall pay any appearance fee required by in the Santa Clara Superior Court and shall attend any and all conferences or other required meetings with the court and provide any case management statements that may be required in the interim.

     9. If the matter is not settled on or before August 3, 2000 by the payment of the outstanding balance due by SVR to FINOVA as provided in paragraph 4 above, then FINOVA shall have all of its remedies available to pursue its claims against SVR and put the matter back on calendar by attendance before the court on August 3, 2000 at the Status/Settlement Review Hearing in order to schedule court ordered proceedings, including any motions, other alternative dispute resolution efforts that are made and thereafter trial if the foregoing are not successful. Without limiting the foregoing, the parties expressly agree that the terms of this Stipulation may be enforced by FINOVA by motion for the entry of judgment under Code of Civil Procedure Section 664.6.

     10. The parties agree to cooperate with each other in executing any and all documents or other pleadings that may be required by the court in order to finalize this settlement, including any other releases, dismissals or documents necessary to remove and set aside the Request to Enter Default as set forth above.

     11. SVR and FINOVA have executed this Stipulation based upon their own independent judgment without threat, coercion or duress. SVR and FINOVA fully understand the terms and legal effect of this Stipulation, and both acknowledge that they have had adequate opportunity to consult legal counsel in connection with this Stipulation.

     12. This Stipulation is made for the benefit of SVR and FINOVA and their respective successors and assigns. No other person or persons shall have any rights or remedies under or by reason of this Stipulation.

     13.  The parties further agree:

          a. This Stipulation may be executed in multiple counterparts, each of which shall constitute an original Stipulation, but all of which shall constitute one and the same Stipulation;

          b. Any amendment to this Stipulation must be writing, must be executed and delivered by both parties, and must expressly refer to this Stipulation;

          c. This Stipulation shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors, legal representatives and assigns;

          d. This Stipulation shall be governed by the laws of the State of California as applicable.

          e. SVR and FINOVA agree that the rule of construction to the effect that any ambiguities are to be or may be resolved against the drafting party shall not be employed in the interpretation of this Stipulation to favor one party against the other.

          f. In the event any party to this Stipulation brings further proceedings and/or a separate suit to enforce any provision of this Stipulation or is required to defend any action, the unsuccessful party agrees to pay the successful party such costs and attorneys' fees as the court deems just and proper;

          g. For purposes of this Stipulation, the addresses of the parties for all notices are set forth below:

                    Finova Technology Finance, Inc.
                    115 West Century Road
                    Paramus, NJ 07653
                    ATTN: O'Neil Ptrone, Manager-Collections

                    With a copy to:

                    TED A. GALFIN (SBN 95142)
                    GALFIN & PASSON, LLP
                    Attorneys at Law
                    18101 Von Karman Avenue, Suite 1400
                    Irvine, California 92612-1043

                    Silicon Valley Research, Inc.
                    6360 San Ignacio Avenue
                    San Jose, California 95119-1231
                    ATTN:  James Benouis, President

                    With a copy to:

                    Jeffrey M. Forster, Esq. (SBN 50519)
                    Forster & Segal
                    160 W. Santa Clara Street, #1100
                    San Jose, California 95113

     15. In witness whereof, the parties have executed this Stipulation as of the dates set forth below.

FINOVA TECHNOLOGY FINANCE, INC.

By:  /s/ O'Neil Petrone                           Date:  8/18/99
     --------------------------------                    -------------
     O'Neil Petrone, Manager-Collections


SILICON VALLEY RESEARCH, INC.


By:  /s/ James Benouis                            Date:  10/7/99
     --------------------------------                    -------------
     James Benouis, President


APPROVED AS TO FORM AND CONTENT:

GALFIN & PASSON, LLP


By:  /s/ Ted A. Galfin                            Date:  8/23/99
     --------------------------------                    -------------
     Ted A. Galfin
     Attorney for Plaintiffs
     FINOVA TECHNOLOGY FINANCE, INC.


FORSTER & SEGAL


By:  /s/ Jeffrey M. Forster                       Date:  9/2/99
     --------------------------------                    -------------
     Jeffrey M. Forster
     Attorney for Defendants
     SILICON VALLEY RESEARCH, INC.

                                     ORDER

     Upon the foregoing Stipulation of the parties hereto and good cause appearing therefor,

     IT IS SO ORDERED.

Dated: Oct. 13, 1999                    Leonard B. Sprinkles
       -------------                    --------------------